Exhibit 23-a         Consent of Arthur Andersen, LLP, Independent Accountants


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, as amended (Registration No. 333-53657) of our report dated January 27, 2000 included in KeySpan Corporation's Form 10-K for the year ended December 31, 1999.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


New York, New York
December 11, 2000




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Exhibit 23-b         Consent of Ernst & Young LLP, Independent Auditors


CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-53657) of KeySpan Corporation and to the incorporation by reference therein of our report dated May 22, 1998, with respect to the financial statements and schedule of Long Island Lighting Company included in the Annual Report (Form 10-K) of KeySpan Corporation (formerly known as MarketSpan Corporation) for the year ended December 31, 1999, as amended, filed with the Securities and Exchange Commission.


/S/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

December 13, 2000
Melville, New York

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